Exhibit 99.2



2006 Year-End Earnings

February 22, 2007

DPL

DPL

Notice Regarding Forward-Looking Statements

Certain statements contained in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in press release that relate to events or developments that are expected to occur in the future, including management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management's beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions. Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond DPL's control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, gas and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels, rate structures or tax laws; changes in federal and/or state environmental and other laws and regulations to which DPL and its subsidiaries are subject; the development of Regional Transmission Organizations, including the PJM to which DPL's operating subsidiary has given control of its transmission functions; changes in DPL's purchasing processes, delays and supplier availability; growth in DPL's service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL's filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

2006 Highlights

- Improving Profitability
  - Earnings per share from continuing operations up more than 8%.
- Dividend Increase, Stock Buyback
  - 4% dividend increase in February 2006 & February 2007.
  - $400 million stock buyback completed in August 2006.
- Debt Rating Upgrades
  - All three rating agencies now rate DPL debt as investment grade.
- Regulatory Recovery
  - Year 1 of 5-year Rate Stabilization Plan.
  - Successful recovery of additional regulatory expenses.
- Peaking Plant Sales – $151.2 Million in Cash
- Strong Operational Performance

Looking to 2007

- Continue the Development of our Long-Term Strategic Plan
  - Continue our Efforts to Enhance Customer Satisfaction
  - Participate in Ohio Electric Choice Discussions
    - The outcome will impact our future direction.
- Operational Excellence
  - Generation Performance
  - Fuel Procurement
  - Cost Control
- Bring FGD Projects In On Time and On Budget

2007 Positions DPL for Solid Growth Potential

- ✔ With competitive generation assets, well-positioned for post-2008 Ohio market, whether quasi-regulated or competitive.
- ✔ Strong and stable retail market.
- ✔ Rate Stabilization Plan provides opportunity through 2010.
- ✔ DPL-managed scrubber projects to be completed by end of 2008.
  - Excellent access to diversity of compliance and non-compliance coal.
  - Upside to coal costs post 2008 – dependent on testing.
  - Approaching base line capex levels in 2009.



2006 Year-End Earnings

DPL

Earnings Per Share

	Twelve Months Ended December 31	
	2006	2005
Income from continuing operations	$1.12	$1.03
Income from discontinued operations	0.12	0.44
Cumulative effect of accounting change		(0.03)
Total Basic	$1.24	$1.44

	Twelve Months Ended December 31	
	2006	2005
Total Diluted	$1.15	$1.35

EPS Reconciliation (Basic)

	Twelve Months Ended December 31	
	2006	2005
Total Basic Earnings (GAAP)	$1.24	$1.44
Exclude:		
Discontinued Operations	(0.12)	(0.44)
Charge for Peaking Plant Impairment	0.39	--
Charge for Early Redemption of Debt	--	0.31
Gain on Sale of Public Equity Investments	--	(0.25)
Cumulative Effect of Accounting Change	--	0.03
Basic Earnings from Continuing Operations (non-GAAP)	$1.51	$1.09

Earnings Drivers: 2005 vs. 2006


$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$1.09
$0.62
($0.22)
($0.27)
$0.18
$0.11
$1.51
2005 EPS
Revenue
Fuel & Purchased Power
O&M
Other
Change in Shares
2006 EPS

Note: 2005 and 2006 EPS (Non-GAAP basis) excluding one-time items

Liquidity & Cash Flow

Construction Additions


$352
$180
2005
2006
12-31



	12/31/06	12/31/05
Cash & Cash Equivalents	$262.2	$595.8
Short-Term Investments Available for Sale	---	$125.8

($ in millions)

2007 Guidance

- Basic Earnings Per Share from Continuing Operations: $1.60 to $1.75.
- Guidance includes the expected completion of peaking plant sales in 2007.
- Estimate based on 108 million shares outstanding.

2007 Guidance, Key Drivers


Basic EPS from Continuing Operations
$2.00
$1.90
$1.80
$1.70
$1.60
$1.50
$1.40
$1.30
$1.20
$1.10
$1.00
$1.51
$0.25
$0.15
($0.35)
$0.15
($0.10)
$0.07
$1.75
$1.60
2007 Guidance Range
2006 EPS¹
Regulatory Riders
Retail Sales
Wholesale Revenue
Fuel & Purchased Power
O&M
Change in Shares
2007 EPS

[1] 2006 EPS of $1.51 excludes $0.39 peaker impairment charge

Construction Additions


$352
$310
$165
$130
400
350
300
250
200
150
100
50
0
$ in millions
2006
2007
2008
2009
Actual
Forecast
Base
Environmental